Exhibit 99.1

MEDIA RELATIONS:
Bill Getch
770/380-8481
212/500-4964
bgetch@ixl.com


    iXL ENTERPRISES, INC. AND SCIENT CORPORATION SHAREHOLDERS APPROVE MERGER

                   Combined Entity To Be Called Scient, Inc.

NEW YORK, NY, November 7, 2001 -iXL Enterprises, Inc. (NASDAQ: IIXL) and Scient Corporation (NASDAQ: SCNT) today announced that shareholders of both companies have voted in favor of the merger agreement between iXL Enterprises and Scient Corp. At a special meeting of iXL Enterprises shareholders, held November 6, 2001 in Atlanta, GA, approximately 65.1% of iXL's outstanding shares were voted in favor of the iXL-Scient merger. At a special meeting of Scient Corp. shareholders, held November 6, 2001 in New York, NY, approximately 59.5% of Scient's outstanding shares were voted in favor of the iXL-Scient merger. In addition, both iXL and Scient shareholders approved the adoption of the Scient, Inc. 2001 Equity Incentive Plan. The merger is anticipated to be effective following the close of business today.

Upon closure of the merger, Scient, Inc. will be the name of the combined company. The common stock of Scient, Inc. will continue to be traded on the Nasdaq National Market under trading symbol (SCNT).

Based on the terms of the definitive merger agreement, iXL shareholders will receive 1.00 share of Scient, Inc. common stock for each share of iXL common stock they owned. Scient shareholders will receive 1.24 shares of Scient, Inc. common stock for each share of Scient common stock they owned.

About iXL

iXL is an industry-focused global consulting and services company. iXL solves fundamental business issues by digitizing and integrating our client's sales, customer service, training, production and distribution processes to facilitate interactions with all customers, employees and suppliers across all channels. iXL has done this successfully for some of the world's leading companies, including AIG, BellSouth, British Airways, Budget Rent a Car, J.P. Morgan Chase, Citicorp, The Coca-Cola Company, Delta Airlines, DuPont, Eastman Chemical, Fed-Ex, First Union, Fleet, GE, and Lloyds TSP via its Enterprise, Travel/Transportation, Financial Services, Retail/Consumer Packaged Goods and Manufacturing groups. For more information, visit www.ixl.com.

About Scient(R): Scient delivers real results for clients, using extensive eBusiness experience to reduce cost and create new revenue opportunities, based on:


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     eBusiness Focus: From the start, Scient's only business has been
     eBusiness, allowing Scient to gain unequaled know-how, from strategy development through implementation;

     Industry Expertise: Scient's extensive industry-specific experience in identifying and delivering eBusiness initiatives with high impact; and

     Proven Approach: Scient's dynamic integration of strategy, customer experience and technology that drives powerful and differentiated results, faster.

Since 1998, Scient has completed projects for 165 clients, from Global 2000 businesses to start-ups. Headquartered in New York, Scient has offices in London and in key regions throughout the United States. For more information, please go to www.scient.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or iXL Enterprises' or Scient Corporation's future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could", "should," "expects," "plans," "anticipates," "believes," "estimates," "projects ", "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements include, but are not limited to, statements regarding: the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company. These statements involve known and unknown risks, uncertainties and other factors that may cause iXL Enterprises' or Scient Corporation's or their industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk that the iXL Enterprises and Scient Corporation's businesses will not be coordinated and integrated successfully, and disruption from the merger making it more difficult to maintain relationships with clients, lenders, employees, suppliers or other constituents. For a detailed discussion of additional factors that could cause iXL Enterprises' or Scient Corporation's results to differ materially from those described in the forward-looking statements, please refer to iXL Enterprises' and Scient Corporation's filings with the Securities and Exchange Commission, especially the sections titled "Special Note Regarding Forward-Looking Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in iXL Enterprises' 2000 Annual Report on Form 10-K and "Special Note Regarding Forward-Looking Statements" and "Business -- Risk Factors" in Scient Corporation's 2001 Annual Report on Form 10-K. These factors may cause iXL Enterprises' or Scient Corporation's actual results to differ materially from any forward-looking statement.


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